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                                                                    EXHIBIT 11.1

                       HORIZON/CMS HEALTHCARE CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                YEAR ENDED MAY 31,
                                                         ---------------------------------
                                                            1996       1995        1994
                                                         ----------  ---------  ----------
COMMON AND COMMON EQUIVALENTS:
  Earnings before extraordinary item...................  $    6,552  $  24,998  $  (19,814)
  Extraordinary item, net of tax.......................     (31,328)     2,571         734
                                                         ----------  ---------  ----------
  Net earnings (loss)..................................  $  (24,776) $  27,569  $  (19,080)
                                                         ----------  ---------  ----------
                                                         ----------  ---------  ----------
Applicable common shares:
  Weighted average outstanding shares during the
   period..............................................      51,406     47,207      36,078
  Weighted average shares issuable upon excercise of
   common stock equivalents outstanding (principally
   stock options and warrants using the treasury stock
   method).............................................         642        643       1,000
                                                         ----------  ---------  ----------
  Total................................................      52,048     47,850      37,078
                                                         ----------  ---------  ----------
                                                         ----------  ---------  ----------
Earnings (loss) per share:
  Earnings before extraordinary item...................  $     0.12  $    0.52  $    (0.54)
  Extraordinary item, net of tax.......................       (0.60)      0.06        0.02
                                                         ----------  ---------  ----------
  Net earnings (loss)..................................  $    (0.48) $    0.58  $    (0.52)
                                                         ----------  ---------  ----------
                                                         ----------  ---------  ----------
ASSUMING FULL DILUTION:
  Earnings before extraordinary item...................  $    6,552  $  24,998  $  (19,814)
  Extraordinary item, net of tax.......................     (31,328)     2,571         734
                                                         ----------  ---------  ----------
  Net earnings (loss)..................................  $  (24,776) $  27,569  $  (19,080)
                                                         ----------  ---------  ----------
                                                         ----------  ---------  ----------
Applicable common shares:
  Weighted average outstanding shares during the
   period..............................................      51,406     47,207      37,150
  Weighted average shares issuable upon exercise of
   common stock equivalents outstanding (principally
   stock options and warrants using the treasury stock
   method and convertible debentures)..................         794        650       2,901
                                                         ----------  ---------  ----------
  Total................................................      52,200     47,857      40,051
                                                         ----------  ---------  ----------
                                                         ----------  ---------  ----------
Earnings (loss) per share:
  Earnings before extraordinary item...................  $     0.12  $    0.52  $    (0.54)
  Extraordinary item, net of tax.......................       (0.60)      0.06        0.02
                                                         ----------  ---------  ----------
  Net earnings (loss)..................................  $    (0.48) $    0.58  $    (0.52)
                                                         ----------  ---------  ----------
                                                         ----------  ---------  ----------
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